UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2022
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment
On September 15, 2022, the Board of Directors (the “Board”) of Nordson Corporation (the “Company”) elected Dr. Milton M. Morris as a Director to the class of directors whose term is scheduled to expire at the Company’s 2024 Annual Meeting of Shareholders and as a member of the Audit Committee. As a matter of good governance, Dr. Morris will stand for election at the 2023 Annual Meeting of Shareholders.
Dr. Morris retired in 2022 from Neuspera Medical Inc., a privately held, venture-backed, clinical stage neuromodulation company committed to developing implantable medical device technology that will improve the lives of patients battling chronic illness or dysfunction. He served as president and chief executive officer of Neuspera since 2015. In addition, Dr. Morris serves as a Principal of MEHL BioMedical, LLC, where he provides consulting services to start-up companies in the biomedical device industry, since 2015, and previously was the senior vice president, research and development of Cyberonics, Inc., maker of the Vagus Nerve Stimulation (VNS Therapy) System, from 2009 through 2014. His prior work experience includes serving as a director, program management and operations of InnerPulse, Inc., a developer of technology, devices, software protocols, and procedures to transform the treatment of cardiac arrhythmias and director, marketing and arrythmia franchise leader of Boston Scientific Corporation (NYSE: BSX), a biomedical/biotechnology engineering firm and multinational manufacturer of medical devices used in interventional medical specialties. He also serves as a director on the boards of Embecta Corp. (Nasdaq: EMBC) and Myomo, Inc. (NYSE: MYO).
The Board has determined that Dr. Morris is independent under the listing standards of the Nasdaq Stock Market. There are no arrangements or understandings between Dr. Morris and any other persons pursuant to which Dr. Morris was selected as a Director, and there are no transactions in which Dr. Morris has an interest requiring disclosure under Item 404(a) of Regulation S-K.
As a non-employee Director, Dr. Morris will receive compensation prorated for fiscal year 2022 in the same manner as the Company’s other non-employee Directors, which compensation was previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on January 21, 2022. In addition to a prorated cash retainer, Dr. Morris received 79 restricted share units under the Company’s Amended and Restated 2012 Stock Incentive and Award Plan in connection with his appointment to the Board.
The Company has entered into its standard Director indemnification agreement with Dr. Morris, which supplements the indemnification coverage afforded by the Company’s 1998 Amended Regulations under Ohio law.
Item 8.01    Other Events.
On September 15, 2022, the Company issued a press release announcing Dr. Morris’s election. A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of Nordson Corporation dated September 15, 2022.

104	Cover Page Interactive Data File (embedded within inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date:	September 15, 2022	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President General Counsel & Secretary